Exhibit (d)(55)

SUBADVISORY AGREEMENT

This SUBADVISORY AGREEMENT (“Agreement”) is made this 20th day of May 2016, by and between EnTrustPermal Management LLC (the “Manager”), the investment manager to Permal Alternative Select VIT Portfolio (“Fund”), a series of the Legg Mason Partners Variable Equity Trust (the “Trust”), a Maryland statutory trust registered as a management investment company under the Investment Company Act of 1940, as amended (the “1940 Act”), and Electron Capital Partners, LLC, a Delaware limited liability company (the “Subadviser”).

WHEREAS, the Manager has been retained by the Trust to provide trading, investment advisory, management, and administrative services to the Trust with respect to the Fund, whether directly or through the services of one or more subadvisers or commodity trading advisors; and

WHEREAS, the Manager wishes to engage the Subadviser to provide certain investment advisory services to the Trust with respect to such portion of the assets of the Fund as shall be allocated to the Subadviser from time to time (the “Allocated Portion”) and the Subadviser is willing to furnish such services on the terms and conditions hereinafter set forth;

NOW THEREFORE, in consideration of the promises and mutual covenants herein contained, it is agreed between the parties hereto as follows:

1. In accordance with and subject to the Management Agreement between the Trust and the Manager with respect to the Fund (the “Management Agreement”), the Manager hereby appoints the Subadviser to act as Subadviser with respect to the Allocated Portion of the Fund for the period and on the terms set forth in this Agreement. The Subadviser accepts such appointment and agrees to render the services herein set forth, for the compensation herein provided.

2. The Manager shall cause the Subadviser to be kept fully informed at all times with regard to the securities owned by the Fund in respect of the Allocated Portion, its funds available, or to become available, for investment, and generally as to the condition of the affairs of the Fund in respect of the Allocated Portion. The Manager shall furnish the Subadviser with such other documents and information with regard to the Fund’s affairs as the Subadviser may from time to time reasonably request.

3. The Manager shall have the right at any time to reallocate any or all of the Fund assets away from the Subadviser pursuant to this Agreement if the Manager deems such reallocation appropriate.

4. Duties, Responsibilities and Authorizations of the Subadviser. (a) Subject to the supervision of the Trust’s Board of Trustees (the “Board”) and the Manager, the Subadviser shall regularly provide the Fund with respect to the Allocated Portion with investment research, advice, management and supervision and shall furnish a continuous investment program for the Allocated Portion consistent with the Fund’s investment objectives, policies and restrictions, as stated in the Fund’s current Prospectus and

Statement of Additional Information (the “SAI”). The Subadviser shall, with respect to the Allocated Portion, determine from time to time what securities and other investments (including cash) will be purchased (including, as permitted in accordance with this paragraph, swap agreements, options and futures), retained, sold or exchanged by the Fund and what portion of the Allocated Portion will be held in the various securities and other investments in which the Fund invests, and shall implement those decisions (including the execution of investment documentation), all subject to the provisions of the Trust’s Declaration of Trust and By-Laws (collectively, the “Governing Documents”), the 1940 Act, the Commodity Exchange Act (“CEA”), any 1940 Act exemptive order applicable to the Fund, and the applicable rules and regulations promulgated thereunder by the Securities and Exchange Commission (the “SEC”) and interpretive guidance issued thereunder by the SEC staff and any other applicable federal and state law, the investment objectives, policies and restrictions of the Fund referred to above, and any other specific policies adopted by the Board and provided to the Subadviser, as well as the instructions, directions and policies of the Manager and the Trust. The Subadviser is authorized as the agent of the Trust to give instructions with respect to the Allocated Portion to the Fund’s custodian (the “Custodian”) and any sub-custodian or prime broker as to deliveries of securities and other investments and payments of cash in respect of transactions. Until such time as notified by the Manager, the Subadviser is also responsible for any collateral and margin requirements associated with investments made for the Allocated Portion, if any, and in doing so will perform in-house reconciliation procedures on such custodial accounts with respect to the Allocated Portion in accordance with its standard practices and provide information regarding such reconciliations to the Manager upon request. This means the Subadviser is authorized as agent to the Trust to give instructions as to cash margin calls for the account of the Fund with respect to the Allocated Portion. The Subadviser will place orders on behalf of the Fund pursuant to the Subadviser’s investment determinations for the Fund either directly with the issuer or with any broker or dealer, foreign currency dealer, futures commission merchant, counterparty or others selected by it. The Fund will act as a principal in such transactions. In connection with the selection of such brokers or dealers and the placing of such orders, subject to applicable law, brokers or dealers may be selected who also provide brokerage and research services (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) to the Fund and/or the other accounts over which the Subadviser or its affiliates exercise investment discretion. The Subadviser is authorized to pay a broker or dealer who provides such brokerage and research services a commission for executing a portfolio transaction for the Fund, which is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction, if the Subadviser determines in good faith that such amount of commission is reasonable in relation to the value of the brokerage and research services provided by such broker or dealer. This determination may be viewed in terms of either that particular transaction or the overall responsibilities which the Subadviser and its affiliates have with respect to accounts over which they exercise investment discretion. The Board may adopt policies and procedures that modify and restrict the Subadviser’s authority regarding the execution of the Fund’s portfolio transactions provided herein. The Subadviser may execute on behalf of the Fund certain agreements, instruments and documents in connection with the services performed by it under this Agreement. These may include, without limitation, brokerage agreements, repurchase agreements, reverse repurchase agreements, clearing agreements, account documentation, futures and options agreements, swap agreements, limited partnership agreements, derivative master agreements, other investment-related agreements, and any other agreements, documents, schedules, annexes, instruments, releases, consents, elections and confirmations the Subadviser believes are appropriate or desirable in performing its duties under this Agreement. The Subadviser will be an independent contractor and will have no authority to act for or represent the Trust, the Fund or the Manager in any way or otherwise be deemed an agent of the Trust, the Fund or the Manager except as expressly authorized in this Agreement or another writing by the Trust or the Manager and the Subadviser.

(b) The Subadviser shall act upon all proxies solicited by or with respect to the issuers of securities in which the assets of the Allocated Portion may be invested in accordance with the Subadviser’s proxy voting policies and procedures, as presented to the Fund, and in a manner that the Subadviser reasonably believes best serves the interests of the Fund’s shareholders and that complies with applicable law. The Subadviser shall maintain records of all proxies voted on behalf of the Fund in respect of the Allocated Portion; and provide information to the Fund, the Manager or their designated agent in a manner that is sufficiently complete and timely to enable the Fund’s compliance with its filing obligations under Rule 30b1-4 of the 1940 Act.

(c) On behalf of the Fund, the Manager hereby authorizes any entity or person associated with the Subadviser which is a member of a national securities exchange to effect any transaction on the exchange for the account of the Fund which is permitted by Section 11(a) of the Exchange Act and Rule 11a2-2(T) thereunder, and on behalf of the Fund, the Manager hereby consents to the retention of compensation for such transactions in accordance with Rule 11a2-2(T)(a)(2)(iv). Notwithstanding the foregoing, the Subadviser agrees that it will not deal with itself, or with members of the Board or any principal underwriter of the Fund, as principals or agents in making purchases or sales of securities or other property for the account of the Fund, nor will the Subadviser purchase any securities from an underwriting or selling group in which the Subadviser or its affiliates is participating, or arrange for purchases and sales of securities between the Fund and another account advised by the Subadviser or its affiliates, except in each case as permitted by the 1940 Act and in accordance with such policies and procedures as may be adopted by the Fund from time to time and disclosed to the Subadviser, and will comply with all other provisions of the Governing Documents and the Fund’s then-current Prospectus and SAI relative to the Subadviser and its directors, officers and employees.

(d) On occasions when the Subadviser deems the purchase or sale of a security to be in the best interest of the Allocated Portion, the Subadviser, to the extent permitted by applicable laws and regulations, may, but shall be under no obligation to, aggregate the securities to be purchased or sold to attempt to obtain a more favorable price or lower brokerage commissions and efficient execution. Allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Subadviser in the manner that the Subadviser considers to be the most equitable and consistent with its fiduciary obligations to the Allocated Portion over time.

(e) The Fund may establish one or more wholly-owned subsidiaries of the Fund through which it may conduct a significant portion of its commodities investing activities or for other investment purposes.

(f) When the Manager provides policies, procedures, restrictions or Governing Documents, or amendments or revisions thereto, to the Subadviser that relate to the Subadviser’s management of the Allocated Portion, the Manager will provide the documents in advance of their implementation as to the Allocated Portion.

5. Delegation. The Subadviser may delegate some or all of its duties under this Agreement to affiliated investment subadvisers (each a “Subadviser-Delegatee”); provided, however, that (i) the Subadviser provides written notice to the Manager and the Manager consents in writing, (ii) any delegation of advisory duties is subject to and conditioned on the Fund Boards’ and/or Fund shareholder’s approval as may be required pursuant to Section 15 of the 1940 Act, (iii) no additional charges, fees or other compensation will be paid for such services, (iv) the Subadviser hereby agrees to advise the Manager of any changes required to be made to the disclosure in the Fund’s registration statement relating to the Fund’s portfolio managers provided by the Subadviser or any Subadviser-Delegatee, and (v) the Subadviser at all times remains liable to the Manager and the Fund for its obligations hereunder regardless of whether services hereunder are provided by the Subadviser or any Subadviser-Delegatee. To the extent that such delegation occurs, references to the Subadviser herein also shall be deemed to include reference to any Subadviser-Delegatee, as the context may require.

6. Records. The Subadviser agrees that it will keep records relating to its services hereunder in accordance with all applicable laws, and in compliance with the requirements of Rule 31a-3 under the 1940 Act, the Subadviser hereby agrees that any records that it maintains for the Fund are the property of the Fund, and further agrees to surrender promptly to the Fund any of such records upon the Fund’s request. The Subadviser further agrees to arrange for the preservation of the records required to be maintained by Rule 31a-1 under the 1940 Act for the periods prescribed by Rule 31a-2 under the 1940 Act.

7. Valuation. The Subadviser shall, in accordance with procedures established by the Board, which may be amended from time to time, provide assistance to the Trust, Manager or the Custodian in determining or confirming the value of any portfolio securities or other assets of the Allocated Portion for which the Trust, Manager or Custodian seeks assistance from the Subadviser or identifies for review by the Subadviser. This assistance includes (but is not limited to): (i) designating and providing access to one or more employees of the Subadviser who are knowledgeable about the security/issuer, its financial condition, trading and/or other relevant factors for valuation, which employees shall be available for consultation when the Manager’s Valuation Committee convenes; (ii) assisting the Trust, the Manager or the Custodian in obtaining bids and offers or quotes from broker/dealers or market-makers independent of the Subadviser with respect to securities held by the Allocated Portion, upon the reasonable request of the Manager or the Custodian; (iii) upon the request of the Trust, Manager or the Custodian, confirming pricing and providing recommendations for fair valuations; and (iv) maintaining adequate records and written backup information with respect to the securities valuation assistance provided hereunder, and providing such information to the Trust, the Manager or the Fund upon request, with such records being deemed Fund records. The parties acknowledge that the Subadviser, on the one hand, and the Custodian or recordkeeping agent of the Fund, on the other hand, may use different pricing vendors, which may result in valuation discrepancies.

8. Additional Responsibilities of the Subadviser. (a) The Subadviser shall, as reasonably requested by the Trust or the Manager and in accordance with the scope of the Subadviser’s obligations and responsibilities contained in this Agreement (i.e., with respect to the Allocated Portion of the Fund and the Subadviser’s provision of portfolio management services hereunder), provide reasonable assistance to the Trust and the Manager in connection with the Trust’s compliance with the Sarbanes-Oxley Act and the rules and regulations promulgated by the SEC thereunder, and Rule 38a-1 under the 1940 Act. Specifically, the Subadviser agrees to: (i) certify periodically, upon the reasonable request of the Trust, that with respect to the Allocated Portion and the Subadviser’s provision of portfolio management services hereunder, it is in compliance with all applicable “federal securities laws,” as required by Rule 38a-l under the 1940 Act, and Rule 206(4)-7 under the Investment Advisers Act of 1940, as amended (“Advisers Act”); (ii) as requested by the Manager: (a) review draft reports to shareholders, proxy statements, marketing materials, Board materials, registration statements or portions thereof and other documents provided to the Subadviser, which relate to, or include, the Allocated Portion or the Subadviser, (b) provide comments on such drafts on a timely basis and (c) provide certifications or sub-certifications on a timely basis as to the accuracy of the information pertaining to the Subadviser or the Allocated Portion contained in such reports or other documents ; (iii) with respect to the Subadviser or the Allocated Portion, provide reasonable assistance as needed in the preparation of all periodic reports by the Trust or the Fund to shareholders of the Fund and all reports and filings required to maintain the registration and qualification of the Fund, or to meet other regulatory or tax requirements applicable to the Fund, under federal and state securities and tax laws; (iv) upon request and reasonable prior notice, cooperate with audits (including compliance audits) conducted by the Manager, its affiliates or the Fund’s independent auditors or any of such auditors’ overseas affiliates; (v) upon request and reasonable prior notice, provide the Trust’s chief compliance officer with direct access to its chief compliance officer (or his/her designee); (vi) upon request, provide the Trust’s chief compliance officer with periodic reports pertaining to the Subadviser’s services hereunder; (vii) promptly provide notice of any material compliance matters; and (viii) if required, prepare and cause to be filed in a timely manner Forms 13F and Schedules 13G with respect to securities held in the Allocated Portion. Except as may be limited by paragraph 8(d), the Subadviser, at its expense, shall supply the Board, the officers of the Trust and the Manager with all information and reports reasonably required by them and reasonably available to the Subadviser relating to the services provided by the Subadviser hereunder.

(b) The Subadviser shall prepare and furnish to the Manager and/or the Board such reports, statistical data and other information in such form and at such intervals as the Manager and/or the Board may reasonably request. The Subadviser shall also make available to the Trust and the Board at reasonable times, and with reasonable advance notice under the circumstances, its portfolio managers and other appropriate personnel as mutually agreed by the Trust, the Manager and the Subadviser, either in person (including attendance at Board meetings) or, at the mutual convenience of the Trust, the Manager, the Board and the Subadviser, by telephone or other electronic media, in order to review the investment policies, performance and other matters relating to the management of the Allocated Portion.

(c) In furnishing services hereunder, the Subadviser will not consult with any other subadviser to (i) the Fund, (ii) any other Fund of the Trust or (iii) any other investment company under common control with the Trust concerning transactions of the Fund in securities or other assets. (This paragraph shall not be deemed to prohibit the Subadviser from consulting with any of its affiliated persons concerning transactions in securities or other assets.)

(d) The Subadviser shall bear all expenses, and shall furnish all necessary services, facilities and personnel, in connection with its responsibilities under this Agreement. Other than as herein specifically indicated, the Subadviser shall not be responsible for the Fund’s expenses, including, without limitation, advisory fees; distribution fees; interest; taxes; governmental fees; voluntary assessments and other expenses incurred in connection with membership in investment company organizations; organizational costs of the Fund; the cost (including brokerage commissions, transaction fees or charges, if any) in connection with the purchase or sale of the Fund’s securities and other investments and any losses in connection therewith; fees and expenses of custodians, transfer agents, registrars, independent pricing vendors or other agents; Fund legal expenses; loan commitment fees; expenses relating to the issuing and redemption or repurchase of the Fund’s shares and servicing shareholder accounts; expenses of registering and qualifying the Fund’s shares for sale under applicable federal and state law; the Fund’s expenses relating to preparing, setting in print, printing and distributing prospectuses and statements of additional information and any supplements thereto, reports, proxy statements, notices and dividends to the Fund’s shareholders; costs of stationery; Fund website costs; costs of meetings of the Board or any committee thereof, meetings of shareholders and other meetings of the Fund (other than the costs of the attendance and travel of the Subadviser’s personnel to Board meetings); Board fees; Fund audit fees; travel expenses of officers, members of the Board and employees of the Fund (other than the travel expenses of officers and employees of the Subadviser), if any; and the Fund’s pro rata portion of premiums on any fidelity bond and other insurance covering the Fund and its officers, Board members and employees; litigation expenses of the Fund and any non-recurring or extraordinary expenses of the Fund as may arise, including, without limitation, those relating to actions, suits or proceedings to which the Fund is a party and the legal obligation which the Fund may have to indemnify the Fund’s Board members and officers with respect thereto. The Subadviser shall be responsible for all the costs associated with any special meetings of the Board or shareholders convened for the primary benefit of the Subadviser (including, but not limited to, the standard legal fees associated with preparing a proxy statement or information statement and associated mailing and solicitation costs).

9. Compensation of Board Members and Officers. No member of the Board, officer or employee of the Trust or Fund shall receive from the Trust or Fund any salary or other compensation as such member of the Board, officer or employee while he is at the same time a director, officer, or employee of the Subadviser or any affiliated company of the Subadviser, except as the Board may decide. This paragraph shall not apply to Board members, executive committee members, consultants and other persons who are not regular members of the Subadviser’s or any affiliated company’s staff.

10. Compensation. As compensation for the services performed by the Subadviser, the Manager shall pay the Subadviser, within twenty (20) days after the last day of each month, a fee, computed daily at an annual rate set forth on Schedule A annexed hereto. The first payment of the fee shall be made within twenty (20) days after the end of the month succeeding the effective date of this Agreement. If this Agreement is terminated as of any date not the last day of a month, such fee shall be paid within twenty (20) days after the end of the month of termination, and the fee for such month will be based on the average daily net assets of the days in that month, up to and including the last day for which this Agreement is in effect. The average daily net assets of the Fund shall in all cases be based only on business days and be computed as of the time of the regular close of business of the New York Stock Exchange, or such other time as may be determined by the Board.

11. Representations, Warranties and Agreements of the Subadviser. (a) The Subadviser represents and warrants that it: (i) is registered as an investment adviser under the Advisers Act and will continue to be so registered for so long as this Agreement remains in effect; (ii) is not prohibited by the 1940 Act, the Advisers Act or other law, regulation or order from performing the services contemplated by this Agreement; (iii) has reviewed the requirements for registration as a “commodity trading advisor” (a “CTA”) under the CEA and is either registered as a CTA and a member of the National Futures Association (the “NFA”) or is relying on an exemption or exclusion from registration as a CTA (or otherwise does not provide commodity trading advice); (iv) has met and will seek to continue to meet for so long as this Agreement remains in effect, any other applicable federal or state requirements, or the applicable requirements of any regulatory or industry self-regulatory agency necessary to be met in order to perform the services contemplated by this Agreement; (v) will comply with the Manager’s policy regarding reimbursements to the Fund of errors that may occur either in the investment decision-making process or in the trading execution process; (vi) has the authority to enter into and perform the services contemplated by this Agreement; (vii) has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement; and (viii) has duly executed and delivered this Agreement.

(b) The Subadviser will promptly notify the Trust and the Manager: (i) of the occurrence of any event that would disqualify the Subadviser from serving as an investment adviser of an investment company pursuant to Section 9(a) of the 1940 Act or other applicable law, rule or regulation; (ii) if it is served or otherwise receives notice of any action, suit, proceeding, inquiry or investigation, at law or in equity, before or by any court, public board or body, involving the affairs of the Fund, or is involved in any pending litigation or administrative proceeding brought against the Subadviser or any of its management persons (as defined in Form ADV), other than ordinary routine litigation incidental to the Subadviser’s business or litigation involving management persons not based on securities, commodities or other financial law or regulation; (iii) if the Subadviser fails to be registered as an investment adviser under the Advisers Act or under the laws of any jurisdiction in which the Subadviser is required to be registered as an investment adviser in order to perform its obligations under this Agreement; (iv) of any material fact known to the Subadviser respecting or relating to the Subadviser or the investment strategies of the Subadviser’s Allocated Portion that is not contained in the Fund’s prospectus and/or SAI, as amended and supplemented from time to time, regarding the Fund, or any amendment or supplement thereto, but that is required to be disclosed therein, and of any statement respecting or relating to the Subadviser, the Subadviser’s investment strategies or the Subadviser’s Allocated Portion contained therein that becomes untrue in any material respect; (v) of any change in the Subadviser’s financial condition which could impact materially its abilities to perform its duties hereunder and of any reduction in the amount of coverage under the Subadviser’s errors and omissions or professional liability insurance coverage; and (vi) of any change in its status as a registered CTA or member of the NFA or, if the Subadviser is relying on an exemption or exclusion from registration as a CTA, of any event that will make it ineligible for such exemption or exclusion.

(c) The Subadviser represents and warrants that it has adopted a written code of ethics complying with the requirements of Rule 17j-1 under the 1940 Act, will provide the Manager and the Board with a copy of such code of ethics, together with evidence of its adoption, and will provide copies of any future amendments thereto. Upon request within forty-five days of the end of the last calendar quarter of each year that this Agreement is in effect, and as otherwise requested, the Chief Compliance Officer of the Subadviser or his/her designee shall certify to the Manager and the Trust that the Subadviser has complied with the requirements of Rule 17j-1 during the previous year and that there has been no material violation of the Subadviser’s code of ethics or, if such a material violation has occurred, that appropriate action was taken in response to such violation. Upon the reasonable written request of the Manager or the Trust, the Subadviser shall permit the Manager or the Trust, its employees or its agents to examine the reports required to be made to the Subadviser by Rule 17j-1(c)(1) and all other records relevant to the Subadviser’s code of ethics. By entering into this Agreement, the Subadviser consents to the filing of its code of ethics as an exhibit to the Trust’s registration statement, as may be required by law or regulation.

(d) The Subadviser represents and warrants that it has adopted and implemented written policies and procedures, as required by: (i) Rule 206(4)-7 under the Advisers Act that are reasonably designed to prevent violations of the Advisers Act and the rules thereunder by the Subadviser and its supervised persons (“Advisers Act Compliance Procedures”), and the Manager and the Trust have been provided a copy of a summary of the Advisers Act Compliance Procedures and will be provided with any future amendments thereto; and (ii) Rule 38a-1 under the 1940 Act, with respect to the Subadviser and the Allocated Portion, that are reasonably designed to prevent violations of the Federal Securities Laws, as defined in Rule 38a-1, by the Subadviser, its employees, officers, and agents (“Fund Compliance Procedures”), and the Manager and the Trust have been provided a copy of a summary of the Fund Compliance Procedures and will be provided with any future amendments thereto.

(e) The Subadviser has provided the Trust and the Manager with a copy of its Form ADV, which, as of the date of this Agreement, is its Form ADV as most recently filed with the SEC and upon reasonable request, will promptly furnish a copy of all amendments thereto to the Trust and the Manager at least annually.

(f) The Subadviser will promptly notify the Trust and the Manager if there is, or there is expected to be, any imminent assignment of this Agreement or change of control of the Subadviser within the meaning of the Advisers Act and the 1940 Act, as applicable, and if there is, or there is expected to be, any imminent changes in the key personnel who are either the portfolio manager(s) of the Allocated Portion or senior management of the Subadviser. The Subadviser agrees to bear all reasonable expenses of the Trust, if any, arising out of an assignment by, or change in control of, the Subadviser.

(g) The Subadviser agrees to maintain a commercially reasonable level of errors and omissions or professional liability insurance coverage from an insurance company that has an A.M. Best rating of at least A (VII) or better.

(h) The Subadviser agrees to the use of its name, the names of its affiliates, tradename, trademark, trade device, service mark, symbol or any abbreviation, contraction or simulation thereof in the Trust’s and the Fund’s disclosure documents, shareholder communications, advertising, sales literature and similar communications. The Subadviser agrees that neither it, nor any of its affiliates, will knowingly in any way refer directly or indirectly to its relationship with the Trust, the Fund, the Manager or any of their respective affiliates without the express prior written consent of the Manager or its designee, except as required by rule, regulation or upon the request of a governmental authority. However, the Subadviser may use the performance of the Allocated Portion in its composite performance. The Manager hereby grants the Subadviser the right to identify the Trust as a client in the Subadviser’s publicly disclosed client lists.

(i) The Subadviser shall not use the name or any tradename, trademark, trade device, service mark, symbol or any abbreviation, contraction or simulation thereof of the Manager, the Trust, the Fund or any of their affiliates in its marketing materials unless it first receives prior written approval of the Manager or its designee (and may include execution of a trademark licensing agreement). It is understood that the name of each party to this Agreement, and any derivatives thereof or logos associated with that name (“Intellectual Property”), is the valuable property of the party in question and its affiliates, and that each other party has the right to use such Intellectual Property pursuant to the relationship created by, and in accordance with the terms of, this Agreement only so long as this Agreement shall continue in effect. Upon termination of this Agreement, the parties shall forthwith cease to use the Intellectual Property of the other parties, except for the rights of the Manager, the Trust, the Fund or any of their affiliates to use such Intellectual Property during a one-year adjustment period after such termination and to the extent as may be required by applicable laws, rules and regulations.

(j) The Subadviser agrees to provide any and all material composite performance information, records and supporting documentation about accounts the Subadviser manages, if appropriate, which are relevant to the Allocated Portion and that have investment objectives, policies, and strategies substantially similar to those employed by the Subadviser in managing the Allocated Portion that may be reasonably necessary, under applicable laws, to allow the Fund or its agent to present information concerning the Subadviser’s prior performance in the Prospectus and the SAI of the Fund and any permissible reports and materials prepared by the Fund or its agent.

12. Representations and Warranties of the Manager. The Manager represents and warrants that it: (i) is registered as an investment adviser under the Advisers Act and will continue to be so registered for so long as this Agreement remains in effect; (ii) is not prohibited by the 1940 Act, the Advisers Act or other law, regulation or order from performing the services contemplated by this Agreement; (iii) has reviewed the requirements for registration as a “commodity pool operator” (a “CPO”) under the CEA and is either registered as a CPO and a member of the NFA or is relying on an exemption or exclusion from registration as a CPO or has made a permissible delegation of its duties and responsibilities as a CPO to another entity; (iv) has adopted and implemented a written code of ethics complying with requirements of Rule 17j-1 under the 1940 Act; (v) has the authority to enter into and perform the services contemplated by this Agreement; (vi) has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement; and (vii) has duly executed and delivered this Agreement and this Agreement has been approved in accordance with the requirements of the 1940 Act.

13. Confidentiality. No party to this Agreement will disclose or use any records or information obtained pursuant to this Agreement in any manner whatsoever except as expressly authorized in this Agreement or, with respect to the Subadviser, as may reasonably be required to execute transactions on behalf of the Fund or, with respect to the Manager (or its affiliates), as may reasonably be required to provide its services to the Fund. The parties will keep confidential any non-public information obtained directly as a result of this service relationship; provided that, the Manager may make any disclosure to its affiliates, the Trust, the Fund, the disinterested Board members or their legal advisors or auditors or other service providers to the Fund (including, without limitation, any prospective or current prime broker, broker-dealer, accounting agent, compliance services provider, administrator or sub-administrator and the agents, employees, service providers, subsidiaries, parents, affiliates or divisions of the foregoing), as the Manager may reasonably determine necessary in its sole discretion; provided that no such information may be used for any trading or investment purpose unrelated to management of the Fund. Notwithstanding the foregoing, any party may disclose such non-public information if (i) such information is or hereafter otherwise is known by the receiving party or has been disclosed, directly or indirectly, to others or becomes ascertainable from public or published information or trade sources, (ii) if such disclosure is required by applicable federal, state or other law or regulation, (iii) if such disclosure is required or requested by regulatory authorities or judicial process, (iv) to the extent such disclosure is reasonably required by auditors or attorneys of the party (or of the Trust, Fund, the disinterested Board members or affiliates of the Manager) in connection with the performance of their professional services, or (v) as may otherwise be contemplated by this Agreement. The Subadviser shall not disclose information regarding characteristics of the Fund or Allocated Portion, trading history, portfolio holdings, performance information or any other related information to any third party, except in compliance with the Trust’s policies on disclosure of portfolio holdings or as required by applicable law or regulation. Nothing in this Section 13 shall prohibit the Subadviser from using the track record for the Allocated Portion.

14. Indemnification. (a) Except as may otherwise be provided by the 1940 Act or any other federal securities law or the CEA, neither the Subadviser nor any of its officers, members or employees (its “Affiliates”) shall be liable for any losses, claims, damages, liabilities or litigation (including legal and other expenses) (“Losses”) incurred or suffered by the Manager or the Trust as a result of any act or omission of the Subadviser or its Affiliates with respect to the Fund, except that nothing in this Agreement shall operate or purport to operate in any way to exculpate, waive or limit the liability of the Subadviser or its Affiliates for, and the Subadviser shall indemnify and hold harmless the Trust, the Manager, all affiliated persons thereof (within the meaning of Section 2(a)(3) of the 1940 Act) and all controlling persons (as described in Section 15 of the Securities Act of 1933, as amended (“1933 Act”)) (collectively, “Manager Indemnitees”) against, any and all Losses to which any of the Manager Indemnitees may become subject under the 1933 Act, the 1940 Act, the Advisers Act, the CEA, or under any other statute, or common law or otherwise arising out of or based on (i) any willful misconduct, bad faith, reckless disregard or gross negligence of the Subadviser in the performance of any of its duties or obligations hereunder, (ii) any Losses accruing to the extent, if any, caused by or based upon the Subadviser’s misrepresentations, omissions or breach of any representation or warranty in this Agreement or (iii) any untrue statement of a material fact contained in the Prospectus and/or SAI, proxy materials, reports, advertisements, sales literature, or other materials pertaining to the Fund or the omission to state therein a material fact known to the Subadviser which was required to be stated therein or necessary to make the statements therein not misleading, if such statement or omission was made in reliance upon information furnished to the Manager Indemnitees or the Trust by the Subadviser Indemnitees (as defined below) for use therein.

(b) Except as may otherwise be provided by the 1940 Act or any other federal securities law or the CEA, the Manager and the Trust shall not be liable for any Losses incurred or suffered by the Subadviser as a result of any act or omission of the Manager with respect to the Fund, except that nothing in this Agreement shall operate or purport to operate in any way to exculpate, waive or limit the liability of the Manager for, and the Manager shall indemnify and hold harmless the Subadviser, all affiliated persons thereof (within the meaning of Section 2(a)(3) of the 1940 Act) and all controlling persons (as described in Section 15 of the 1933 Act) (collectively, “Subadviser Indemnitees”) against, any and all Losses to which any of the Subadviser Indemnitees may become subject under the 1933 Act, the 1940 Act, the Advisers Act, the CEA or under any other statute, at common law or otherwise arising out of or based on (i) any willful misconduct, bad faith, reckless disregard or gross negligence of the Manager in the performance of any of its duties or obligations hereunder, (ii) any Losses accruing to the extent, if any, caused by or based upon the Manager’s misrepresentations, omissions or breach of any representation or warranty in this Agreement or (iii) any untrue statement of a material fact contained in the Prospectus and/or SAI, proxy materials, reports, advertisements, sales literature, or other materials pertaining to the Fund or the omission to state therein a material fact known to the Manager that was required to be stated therein or necessary to make the statements therein not misleading, unless such statement or omission was made in reliance upon information furnished to the Manager Indemnitees or the Trust by the Subadviser Indemnitees.

(c) Promptly after receipt of notice of any action, arbitration, claim, demand, dispute, investigation, lawsuit or other proceeding (each a “Proceeding”) by a party seeking to be indemnified under paragraph 14(a) or 14(b) (the “Indemnified Party”), the Indemnified Party will, if a claim in respect thereof is to be made against a party against whom indemnification is sought under paragraph 14(a) or 14(b) (the “Indemnifying Party”) notify the Indemnifying Party in writing of the commencement of such Proceeding; provided that, the failure to so notify the Indemnifying Party in the absence of a showing of actual prejudice shall not relieve the Indemnifying Party from any indemnification liability which it may have to the Indemnified Party. The Indemnifying Party shall have the right to assume control of the defense of the Proceeding by giving written notice to the Indemnified Party within 10 days of receiving notice of the Proceeding (or such shorter period as is required to respond to the Proceeding), and the Indemnified Party shall cooperate fully in the defense of the Proceeding. No Indemnifying Party shall be liable under paragraph 14 for any settlement of any Proceeding entered into without its consent with respect to which indemnity may be sought hereunder, nor shall any Indemnifying Party enter into any settlement (other than a purely monetary “no admission” settlement) without the consent of the Indemnified Party.

15. Other Business. Nothing in this Agreement shall limit or restrict the right of any member, partner (whether limited or general), manager, director, officer, or employee of the Subadviser to engage in any other business or to devote his time and attention in part to the management or other aspects of any other business, whether of a similar nature or a dissimilar nature, nor to limit or restrict the right of the Subadviser to engage in any other business or to render services of any kind, including investment advisory and management services, to any other fund, firm, individual or association. The Subadviser may give advice or take action with respect to other investment entities that it manages that differs from the advice given with respect to the Allocated Portion, subject to applicable law.

16. Certain Definitions. For the purposes of this Agreement, the Fund’s “net assets” shall be determined as provided in the Fund’s then-current Prospectus and SAI and the terms “assignment,” “interested person,” and “majority of the outstanding voting securities” shall have the meanings given to them by Section 2(a) of the 1940 Act, subject to such exemptions, modifications and interpretations as may be granted by the SEC by any rule, regulation or order.

17. Term. This Agreement will become effective with respect to the Fund on the date set forth opposite the Fund’s name on Schedule A annexed hereto, provided that it shall have been approved by the Trust’s Board and, if so required by the 1940 Act, by the shareholders of the Fund in accordance with the requirements of the 1940 Act and, unless sooner terminated as provided herein, will continue in effect through the second anniversary of the date of effectiveness. Thereafter, if not terminated, this Agreement shall continue in effect with respect to the Fund, so long as such continuance is specifically approved at least annually (i) by the Board or (ii) by a vote of a majority of the outstanding voting securities of the Fund, provided that in either event the continuance is also approved by a majority of the Board members who are not interested persons of any party to this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval.

18. Termination. This Agreement may be terminated at any time, without the payment of any penalty, by (i) the Board of Trustees, including a majority of the Independent Trustees, by the vote of a majority of the outstanding voting securities of the Fund, on sixty (60) days’ prior written notice to the Manager and the Subadviser, (ii) the Manager on sixty (60) days’ prior written notice to the Subadviser, or (iii) the Subadviser on ninety (90) days’ prior written notice to the Manager and the Trust. This Agreement will automatically terminate, without the payment of any penalty, (i) in the event of its assignment (as defined in the 1940 Act), or (ii) in the event the Management Agreement between the Manager and the Trust is assigned (as defined in the 1940 Act) or terminates for any other reason. This Agreement will also terminate upon written notice to the other party that the other party is in material breach of this Agreement, unless the other party in material breach of this Agreement cures such breach to the reasonable satisfaction of the party alleging the breach within thirty (30) days after written notice. Upon termination in accordance with this paragraph 18, the rights and obligations of the parties under this Agreement shall terminate and be of no future effect, except that paragraphs 13 and 14 and compensation obligations that have accrued and are outstanding as of the termination shall remain in full force and effect.

19. Statutory Trust Matters. The Subadviser agrees that for any claim by it against the Fund in connection with this Agreement or the services rendered under this Agreement, it shall look only to assets of the Fund for satisfaction and that it shall have no claim against the assets of any other series of the Trust.

20. Amendment. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, and no material amendment of the Agreement shall be effective until approved, if so required by the 1940 Act, by vote of the holders of a majority of the Fund’s outstanding voting securities.

21. Miscellaneous. This Agreement, and any supplemental terms contained on Annex I hereto, if applicable, embodies the entire agreement and understanding between the parties hereto, and supersedes all prior agreements and understandings relating to the subject matter hereof. No provision of this Agreement is intended to conflict with any applicable law. Should any part of this Agreement be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding on and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Paragraph headings herein are for convenience only and are not a part of this Agreement. This Agreement may be executed simultaneously in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

22. Choice of Law. This Agreement shall be construed and the provisions thereof interpreted under and in accordance with the laws of the State of New York without regard to conflicts of laws principles. Any legal suit, action or proceeding related to, arising out of or concerning this Agreement shall be brought only in the U.S. District Court for the Southern District of New York, or if such action may not be brought in that court, then such action shall be brought in the Supreme Court of the State of New York sitting in New York County (including its appellate division) (the “Designated Courts”). Each party (i) consents to jurisdiction in the Designated Courts; (ii) waives any objection to venue in either Designated Court and (iii) waives any objection that either Designated Court is an inconvenient forum. For any action commenced in the Supreme Court of the State of New York, application shall be submitted to the Commercial Division.

23. Third-Party Beneficiary. This Agreement does not, and is not intended to, create any third-party beneficiary or otherwise confer any rights, privileges, claims or remedies upon any shareholder or other person other than the parties (including the Trust with respect to the Fund) and their respective successors and permitted assigns.

24. Notices. Notices and other communications required or permitted under this Agreement shall be in writing, shall be deemed to be effectively delivered when actually received, and may be delivered by US mail (first class, postage prepaid), by facsimile transmission, electronic mail, by hand or by commercial overnight delivery service, addressed as follows:

MANAGER:

Christopher Zuehlsdorff

Deputy Chief Investment Officer

Permal Group

900 3rd Avenue

New York, New York 10022

Telephone: (212) 418-6604 |

Fax: (212) 418-6512

Email: CZuehlsdorff@permal.com

With a copy to:

Matthew Lux

Deputy General Counsel

900 3rd Avenue

New York, New York 10022

Telephone: (212) 418-6622

Fax: (212) 418-6611

Email: mlux@permal.com

SUBADVISER:

Electron Capital Partners, LLC

599 Lexington Avenue, 38th Floor

New York, New York 10022

Attention: Aaron Keller,

Chief Compliance Officer

Telephone: (212) 554-1800

Fax: (212) 554-1801

TRUST:

Robert I. Frenkel

c/o Legg Mason & Co., LLC

100 First Stamford Place, 6th Floor

Stamford, CT 06902

Tel: (203) 703-7046

Fax: (203) 703-6248

[signature page to follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers thereunto duly authorized.

ENTRUSTPERMAL MANAGEMENT LLC

By:
Name:
Title:

ELECTRON CAPITAL PARTNERS, LLC

By:
Name:
Title:

The foregoing is acknowledged:

The undersigned officer of the Trust has executed this Agreement not individually but in his/her capacity as an officer of the Trust. The Trust does not hereby undertake, on behalf of the Fund or otherwise, any obligation to the Subadviser.

LEGG MASON PARTNERS VARIABLE EQUITY TRUST

By:
Name:
Title:

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